UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2020

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Campus Road
Princeton, NJ 08540
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, Par Value $.01 Per Share	IART	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 14, 2020, Integra LifeSciences Holdings Corporation (the “Company”) entered into an amendment (the “Amendment”) to the Sixth Amended and Restated Credit Agreement, dated as of February 3, 2020, among the Company, a syndicate of lending banks, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Citibank N.A., Morgan Stanley MUFG Loan Partners, LLC and Wells Fargo Bank, N.A. as Co-Syndication Agents, and PNC Bank, N.A., Bank of Nova Scotia, Bank of the West, BBVA USA, Capital One, National Association, Citizens Bank, N.A., DNB Capital LLC, Santander Bank, N.A., T.D. Bank, N.A. and Truist Bank, as Co-Documentation Agents (as amended, restated, modified and supplemented from time to time prior to the date hereof, the “Credit Agreement”).

In addition to administrative changes, the amendment (i) temporarily increases the Company’s maximum consolidated total leverage ratio from 5.0 to 5.5 for the four financial quarters beginning July 1, 2020 and ending June 30, 2021, (ii) temporarily establishes the applicable rate of 2.250% under the Credit Agreement in the event that the Company has a consolidated total leverage ratio in the range of 5.0 to 5.5 between July 1, 2020 and June 30, 2021, while the applicable rates remain unchanged when the Company’s consolidated total leverage ratio is less than 5.0, (iii) temporarily requires that the Company comply with a consolidated total leverage ratio of less than 5.0, rather than the new temporary maximum consolidated total leverage ratio range from 5.0 to 5.5, in order to conduct a permitted acquisition through June 30, 2021, and (iv) temporarily restricts the Company’s and its subsidiaries’ ability to repurchase outstanding equity interests unless the Company’s consolidated total leverage ratio is less than 5.0 through June 30, 2021.

The Company is not now, nor does it anticipate in the next twelve months, exceeding the consolidated total leverage ratio as it existed prior to the amendment. The Company entered into the amendment to take advantage of favorable credit market conditions for the Company and to increase financial flexibility in light of the unprecedented impact and uncertainty of the COVID-19 pandemic on the global economy. The amendment does not increase the Company’s total indebtedness.

A copy of the Amendment is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and the Credit Agreement.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

4.1
Amendment, dated July 14, 2020, to that Sixth Amended and Restated Credit Agreement, among Integra LifeSciences Holdings Corporation, a syndicate of lending banks, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Citibank N.A., Morgan Stanley MUFG Loan Partners, LLC and Wells Fargo Bank, N.A. as Co-Syndication Agents, and PNC Bank, N.A., Bank of Nova Scotia, Bank of the West, BBVA USA, Capital One, National Association, Citizens Bank, N.A., DNB Capital LLC, Santander Bank, N.A., T.D. Bank, N.A. and Truist Bank, as Co-Documentation Agents (as amended, restated, modified and supplemented from time to time prior to the date hereof, the “Credit Agreement”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: July 20, 2020	By:	/s/ Carrie Anderson
Carrie Anderson
	Title:	Executive Vice President and Chief Financial Officer